Exhibit 10.17

BRITANNIA POINTE GRANO BUSINESS PARK

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BRITANNIA POINTE GRANO LIMITED PARTNERSHIP, a Delaware limited partnership(“Landlord”), and GPCR NEWCO, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	April 20, 2021.

2. Premises (Article 1).

2.1 Building:	250 East Grand Avenue South San Francisco, California Containing approximately 44,394 rentable square feet (“RSF”).

2.2 Premises:	Approximately 12,560 rentable square feet of space commonly known as Suite 65, as further set forth in Exhibit A to the Lease.

3. Lease Term (Article 2).

3.1 Length of Term:	One (1) year and nine (9) months.

3.2 Lease Commencement Date:	June 1, 2021.

3.3 Lease Expiration Date:	February 28, 2023.

4. Base Rent (Article 3):

Period During Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Approximate Monthly Base Rent per Rentable Square Foot
June 1,2021 - August 31, 2021	N/A	$24,687.50	$3.95
September 1, 2021 - February 28, 2023	N/A	$49,612.00	$3.95

*

Note that for the first three (3) months of the Lease Term (i.e., June 1, 2021 through August 31, 2021) above, Tenant’s Base Rent obligation has been calculated as if the Premises contained only 6,250 rentable square feet. Such calculation shall not affect Tenant’s right to use the entire Premises, or Tenant’s rights or obligations under this Lease with respect to the entire Premises, including without limitation, Tenant’s obligation to pay Tenant’s Share of Direct Expenses with respect to the Premises which shall be as provided in Section 6 of this Summary, all in accordance with the terms and conditions of this Lease.

5. Tenant Improvement Allowance :	None.

6. Tenant’s Share (Article 4):	28.29%.

7. Permitted Use (Article 5):	The Premises shall be used only for general office, research and development, engineering, laboratory, vivarium, storage and/or warehouse uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in South San Francisco, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws (as that term is defined in Article 24) and the terms of this Lease.

8. Security Deposit (Article 21):	None.

9. Parking (Article 28):	2.7 unreserved parking spaces for every 1,000 rentable square feet of the Premises, subject to the terms of Article 28 of the Lease.

10. Address of Tenant (Section 29.18):	GPCR Newco, Inc. Third Rock Ventures 499 Illinois Street, Suite 110 San Francisco, CA 94158 (Prior to Lease Commencement Date)

and

GPCR Newco, Inc. The Premises Attention: Jeff Finer (After Lease Commencement Date)

11. Address of Landlord (Section 29.186:	See Section 29.18 of the Lease.

12. Broker(s) (Section 29.246:	CBRE, Inc.

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises; Tender of Possession. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-l. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and covenant as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease, Landlord shall tender possession of the Premises to Tenant in its existing, “as is” condition, and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the date that Landlord provides Tenant with a key or access card to the Premises and otherwise in the Delivery Condition (defined below) (the ““Possession Date”), and no action by Tenant shall be required therefor. Neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business. Landlord shall deliver the Premises to Tenant fully decommissioned, in good, vacant, broom clean condition, and otherwise in substantially the same condition as of the date of this Lease, in compliance with all Applicable Laws (to the extent required to allow the legal occupancy of the Premises), free of Hazardous Materials (as defined below), free of all other tenancies and other occupancy rights, with the Building’s roof water-tight and shall cause the plumbing, electrical systems, fire sprinkler system, lighting, and all other building systems serving the Premises to be in good operating condition and repair on or before the Lease Commencement Date (the “Delivery Condition”). Notwithstanding anything in this Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an “Operating Expense,” as that term is defined in Section 4.2.4), repair or replace any failed or inoperable portion of the Building systems serving the Premises during the first nine (9) months of the initial Lease term (“Warranty Period”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, “Tenant Damage”), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant. Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant’s use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.1 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. Landlord will be responsible for causing, at its sole expense, the exterior of the Building, the existing Building entrances, and all Common Areas (including required striping and handicapped spaces in the parking areas) to be in compliance with Applicable Laws, to the extent required to allow the legal occupancy of the Premises or completion of the Tenant Improvements (except to the extent such compliance is triggered specifically by Tenant’s particular Tenant Improvements). Any process utilities shall be provided without warranty, in their currently existing, “as-is” condition.

1.1.2 The Building and The Project. The Premises constitutes a portion of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office/laboratory project currently known as “Britannia Pointe Grand Business Park.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office/laboratory buildings located at Britannia Pointe Grand Business Park, and the land upon which such adjacent office/laboratory buildings are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project including, without limitation, to the extent applicable to the Project any: entrances, lobbies, fire vestibules, mechanical areas, ground floor corridors, elevators and elevator foyers, parking areas, loading and unloading areas, plaza areas, if any, ramps, drives, stairs, and similar access ways and service ways in, adjacent to or serving the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but shall at least be consistent with the manner in which the common areas of the comparable buildings in the vicinity of the Project (the “Comparable Buildings”) are maintained and operated) and the use thereof shall be subject to Rules and Regulations, as such term is defined below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that (i) none of the foregoing materially and adversely affects Tenant’s use of, or access to, the Building, the Premises or the parking areas serving the Building or the size of the Premises, and (ii) Landlord uses commercially reasonable efforts to minimize interference with the conduct of Tenant’s business.

1.2 Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

1.3 Delivery of the Premises. If Landlord has not caused the Possession Date to occur on or before July 1, 2021 (the “Abatement Outside Delivery Date”), then, as Tenant’s sole remedy for such delay, Tenant shall receive one (1) day of free Base Rent for each day that the Possession Date is delayed beyond such Abatement Outside Delivery Date. The Abatement Outside Delivery Date shall be extended to the extent of any delays in delivery of possession caused by events of Force Majeure (as that term is defined in Section 29.16 below) (provided that any such delay shall not extend any such date by more than ninety (90) days), or delays caused by Tenant. If Landlord has not caused the Possession Date to occur on or before August 1,2021 (the “Termination Outside Delivery Date”), Tenant shall have the right to terminate this Lease upon written notice to Landlord at any time prior to the occurrence of the Possession Date, whereupon any monies previously paid by Tenant to Landlord shall be reimbursed to Tenant. The Termination Outside Delivery Date shall be extended to the extent of any delays in delivery of possession caused by events of Force Majeure (provided that any such delay shall not extend any such date by more than ninety (90) days), or delays caused by Tenant. Upon any such termination, neither party shall have any further obligation to the other under this Lease.

2. LEASE TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof if Tenant agrees with the contents thereof.

2.2 Early Termination Right. In the event that Landlord and Tenant fully execute and deliver a new lease agreement (the “New Lease”) for other space in the Project or in a project owned by an affiliate of Landlord during the Lease Term which New Lease has a lease term which extends beyond the Lease Expiration Date of this Lease, and provided that Tenant is not then in default of this Lease beyond the applicable notice and cure periods, then Tenant shall have the right to terminate this Lease without the payment of any penalty or termination fee upon not less than thirty (30) days’ prior written notice to Landlord (the “Tenant Termination Notice”). Such Tenant Termination Notice shall set forth the termination date of this Lease (the “Tenant Early Termination Date”). To the extent Tenant exercises its right to terminate this Lease, pursuant to the terms of this Section 2.2, then this Lease shall terminate effective as of the Tenant Early Termination Date with the same force and effect as if the Lease were scheduled to expire in accordance with its terms as of such Tenant Early Termination Date, subject to the provisions of this Lease which expressly survive the expiration or earlier termination of this Lease.

3. BASE RENT Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, or by electronic wire transfer, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

4. ADDITIONAL RENT

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, during the Lease Term, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively, applicable to the Lease Term. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, to the extent provided in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom to the extent provided in this Lease. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Kev Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean, subject to the terms of this Section 4.2.4 below, all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied. For the avoidance of doubt, whether any given type of Operating Expenses shall be included either as paid or as accrued during an Expense Year (but not both as paid and as accrued) and the manner of accounting as to such type of Operating Expense shall be maintained consistently throughout the Lease Term. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:

(i) the cost of supplying all utilities to the Project, but excluding the cost of electricity consumed in the Premises and the cost of utilities consumed in the premises of other tenants of the Project, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith, provided, however, if the cost of repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm drainage and elevator systems is a capital repair or improvement (as determined in accordance with sound real estate management and accounting practices, consistently applied), such cost may only be included in Operating Expenses if it is a Reimbursable Capital Improvement, as defined below; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of operation, repair, restoration, and maintenance of the parking areas serving the Premises; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project, provided that if any such fees are paid to parties who provide such services for more than one building or project, then only the prorated portion of those fees reflecting the percentage of such parties’ time devoted to the Project shall be included in Operating Expenses; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project (other than persons who are higher than the rank of the person who supervises property managers that manage the Project and other projects of Landlord or its affiliates); (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project, but only to the extent such costs are not otherwise excluded pursuant to the terms hereof; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing (subject to item (xiii) below) (but excluding any of the foregoing provided to the premises of other tenants of the Project to the extent Tenant is providing such services to the Premises hereunder); (xii) amortization (including commercially reasonable interest on the unamortized cost) over the useful life in accordance with sound real estate management and accounting practices, consistently applied, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements (as determined by sound real estate management and accounting practices, consistently applied) (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses (to the extent of cost savings reasonably anticipated by Landlord (based on reasonable industry standards)) or to enhance the safety or security of the Project or its occupants, (B) which are required to comply with present or future mandatory conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, (D) that are required under Applicable Laws enacted or first enforced after the Lease Commencement Date (the “Reimbursable Capital Improvements”); provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over such period of time as Landlord shall reasonably determine, in accordance with sound real estate management and accounting principles, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”) provided, however, Tenant shall not be charged twice for the same expense. Notwithstanding the foregoing or anything to the contrary in this Lease, Operating Expenses shall not, however, include:

(a) any costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development of the Project, or the original, current or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants or other occupants of the Project or incurred in renovating or otherwise altering, improving, decorating, painting or redecorating space for tenants or other occupants of the Project;

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) any costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and any other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental or rental for the Project by Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (v) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first- class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an “Emergency” condition in the Project (as defined below);

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of Comparable Buildings, with adjustment where appropriate for the size of the applicable project;

(n) costs arising from the negligence or willful misconduct of Landlord in connection with this Lease;

(o) costs incurred to comply with Applicable Laws relating to the removal of Hazardous Material (as defined below) which was in existence in the Building or on the Project prior to the Lease Commencement Date; and costs incurred to remove, remedy, investigate, monitor, contain, or treat Hazardous Material, which Hazardous Material is not brought into the Building or onto the Project Tenant or any Tenant Party;

(p) Landlord’s general corporate overhead and general and administrative expenses; provided that nothing herein should be deemed to prohibit Landlord from charging the management fee allowed pursuant to clause (v) below;

(q) any costs of correcting major and/or latent defects in, or design error relating to, the design or construction of the Project;

(r) any costs arising from Landlord’s political or charitable contributions;

(s) any costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(t) any costs of capital repairs, replacements, alterations, improvements and equipment (as determined by sound real estate management and accounting practices, consistently applied) other than Reimbursable Capital Improvements;

(u) any costs in connection with services or other benefits which are not offered and/or provided to Tenant or for which Tenant is charged directly but which are provided to another tenant or occupant of the Project without a separate charge;

(v) fees payable by Landlord for management of the Project in excess of percent (3%) (the “Management Fee Cap”) of Landlord’s gross rental revenues, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof;

(w) any costs incurred in the performance of any Landlord warranty given hereunder or as a result of Landlord’s breach of any warranty given hereunder; and

(x) costs to remedy, or penalties relating to, any violation of Applicable Laws by Landlord or Landlord Parties.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after receipt of Landlord’s invoice therefor Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) any delinquent Tax Expenses for any period prior to the first Expense Year regardless of when actually paid; and (v) any penalties or interest that derive from Landlord’s failure to pay Tax Expenses to the applicable governmental authority on a timely basis.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multibuilding project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be equitably, reasonably, and consistently shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable and consistent basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project. For purposes of allocating such Direct Expenses, those Direct Expenses not reasonably attributable exclusively to a building shall be allocated on a rentable square foot basis except where otherwise dictated by prudent commercial property management and accounting practices or to achieve an equitable and customary allocation of Direct Expenses; provided, in either case, that such method of allocation is consistent with standard industry practice and Landlord does not discriminate against Tenant in connection with the determination of the method of allocation.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year to the extent incurred during the Lease Term.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, an itemized statement (the “Statement”) which shall state the Direct Expenses actually incurred or accrued for the preceding Expense Year, and the amount of Tenant’s Share of such Direct Expenses. Landlord shall endeavor to deliver such Statement within five (5) months following the end of the applicable Expense Year. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due (which is at least thirty (30) days following the date of Tenant’s receipt of the Statement), the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4,4,2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease, The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4, Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment or apply such overpayment against any unpaid Rent, The provisions of this Section 4,4,1 shall survive the expiration or earlier termination of the Lease Term, Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’ s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”), Landlord shall endeavor to deliver such Estimate Statement within five (5) months following the end of the applicable Expense Year, The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary, Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2), Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator, Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant, Landlord shall maintain complete records with respect to the Direct Expenses in accordance with sound real estate management and accounting practices, consistently applied,

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises, If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be,

4.6 Landlord’s Books and Records. Within one hundred twenty (120) days after receipt by Tenant of a Statement, if Tenant disputes the amount of Additional Rent set forth in the Statement, a member of Tenant’s finance department, or an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and is not working on a contingency fee basis) (“Tenant’s Accountant”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that there is no existing Event of Default and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be, In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection, Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within one hundred twenty (120) days of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.

If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such Accountant determines that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord, and Landlord shall reimburse Tenant for the cost of the Tenant’s Accountant (provided that such cost shall be a reasonable market cost for such services). Following such final determination of Direct Expenses, Landlord or Tenant shall promptly make or credit the appropriate amounts to the other. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or knowingly permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or knowingly suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of Applicable Laws including, without limitation, any such Applicable Laws relating to Hazardous Materials, or any Underlying Documents. Landlord shall have the right to impose reasonable, nondiscriminatory and customary rule and regulations regarding the use of the Project that do not unreasonably interfere with Tenant’s use of the Premises, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project (“Rules and Regulations”), and Tenant shall comply with such reasonable rules and regulations; provided that (i) Landlord shall not enforce, change or modify such rules and regulations in a discriminatory manner, (ii) such rules and regulations shall do not unreasonably interfere with the normal and customary conduct of Tenant’s business, (iii) any such rules and regulations shall not materially increase Tenant’s obligations hereunder, materially decrease Tenant’s rights hereunder, or materially decrease Landlord’s obligations hereunder, and (iv) Landlord shall provide Tenant with at least thirty (30) days’ prior written notice of any such rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project, so long as the same do not unreasonably interfere with Tenant’s use of the Premises or parking rights or materially increase Tenant’s obligations or decrease Tenant’s rights under this Lease.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant shall, within ten (10) business days following the full execution and delivery of this Lease, fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit E. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire (as the same may be updated from time to time as provided below), and ordinary office and cleaning supplies, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises in violation of Environmental Law. Upon Landlord’s written request (but no more than once each Lease Year), or in the event of any material change in Tenant’s use of Hazardous Materials resulting in a new class or category of Hazardous Materials being used in the Premises from that set forth in the Environmental Questionnaire then in place (i.e., changes in non-Hazardous Materials or reasonable changes to the amounts or types of Hazardous Materials in the same category are exempt), Tenant shall deliver to Landlord an updated Environmental Questionnaire.

Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, to the extent such use would result in a new class or category of Hazardous Materials being used in the Premises, such consent to be withheld in Landlord’s reasonable discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment, not in compliance with Environmental Laws or a validly issued permit. Landlord acknowledges that Tenant will be installing and using fume hoods in the Premises and that emissions of Hazardous Materials into the air in compliance with all Environmental Laws shall not be considered Releases.

5.3.1.2 Notices to Landlord. Tenant shall notify Landlord in writing as soon as reasonably possible after discovery by Tenant but in no event later than five (5) days after (i) Tenant becomes aware of the occurrence of any actual Release of any Hazardous Material caused by Tenant or Tenant’s Agents at or from the Premises, or (ii) Tenant receives written notice of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) by governmental agencies against Tenant or a Tenant Agent relating to Releases of Hazardous Materials at the Premises, or (iii) Tenant receives written notice of any claims against Tenant or a Tenant Agent brought by any person or entity relating to Releases of Hazardous Materials at or from, the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord, at Landlord’s sole cost and expense, the opportunity to join and participate, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. If Landlord opts to join in such proceedings, Landlord shall not enter into any agreements which are binding on Tenant without Tenant’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim, at Landlord’s sole cost and expense. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966,42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947,7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

5.3.1.3 Releases of Hazardous Materials. If any Release of any Hazardous Material by Tenant or Tenant’s Agents at or from the Premises caused by Tenant or Tenant’s Agents shall occur at any time during the Lease Term, in addition to notifying Landlord as specified above, Tenant, at its sole cost and expense (as between Landlord and Tenant), shall with respect to such Release (i) immediately comply with any and all reporting requirements imposed on Tenant pursuant to any and all Environmental Laws, (ii) provide a written statement to Landlord indicating that Tenant has complied with all such reporting requirements, (iii) take any and all required investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant reasonably approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) cause the Premises to be remediated to the condition required to continue to allow the Permitted Use in the Building.

5.3.1.4 Indemnification.

5.3.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall protect, defend, indemnify and hold Landlord and the Landlord Parties harmless from and against any and all third-party claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, reasonable attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, consequential damages and sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, in whole or in part, directly or indirectly arising out of or attributable to the Release of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents.

5.3.1.4.2 Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to claims based upon Hazardous Materials not Released by Tenant or Tenant’s Agents.

5.3.1.4.3 Landlord Indemnity. Under no circumstance shall Tenant be liable for, and Landlord shall indemnify, defend, protect and hold harmless Tenant and Tenant’s Agents from and against, all third party losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) arising out of any Hazardous Materials that exist in, on or about the Project as of the date hereof, or Hazardous Material Released by Landlord or any Landlord Parties. Landlord will provide Tenant with any Hazardous Material reports relating to the Building or Project that Landlord has in its possession, or control. The provision of such reports shall be for informational purposes only, and Landlord does not make any representation or warranty as to the correctness or completeness of any such reports.

5.3.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws related to the use of Hazardous Materials by Tenant and Tenant’s Agents. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals required under Environmental Laws for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals.

5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such duly qualified and licensed environmental consultants as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to assess Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. .

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has caused a Release of Hazardous Materials at or from the Premises, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) cause all Hazardous Materials brought onto the Premises by Tenant or Tenant’s Agents to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for the purposes allowed as of the date of this Lease; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report, including any report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) that Tenant or Tenant’s Agents caused a Release of Hazardous Materials at the Premises, which Release of Hazardous Materials requires an investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) under Environmental Laws, Tenant shall immediately prepare and submit to Landlord within forty-five (45) days after receipt of the Environmental Report, a comprehensive plan, subject to Landlord’s reasonable review and comment, which review and comment Landlord shall promptly conduct and provide to Tenant specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan, which approval shall not be unreasonably withheld or delayed, Tenant shall, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials Released by Tenant or Tenant’s Agents, in accordance with Environmental Laws. If, within forty-five (45) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such forty-five (45) day period, fails to complete the Clean-up in accordance with Environmental Laws and any governmental extensions granted to complete the Clean-up, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, after written notice to Tenant and providing a reasonable time period for Tenant to cure, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and tender an indemnification claim to Tenant under Section 5.3.1.4.1 of this Lease.

5.3.4.2 No Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up.

5.3.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials used by Tenant or Tenant’s Agents in accordance with Applicable Laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease (in any such case, except as due to delays caused by Landlord’s failure to promptly review, comment and approve the Clean-up plans and/or the condition of the Premises), then, commencing on the later of the termination of this Lease and three (3) business days after Landlord’s delivery of notice of such failure and that it elects to treat such failure as a holdover, Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by Applicable Law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees, shareholders and potential and actual investors, insurers, accountants, lenders, business and merger partners, subtenants and assignees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event Tenant reasonably believes that disclosure is compelled by Applicable Law, it shall provide Landlord ten (10) days’ advance notice of disclosure of confidential information so that Landlord may attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Clean-up at the Premises. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials; provided that nothing herein shall be construed as obligating Tenant to provide to Landlord documents or communications protected by the attorney-client privilege, attorney-work product doctrine or any other legally recognized privilege.

5.3.7 Intentionally Omitted.

5.3.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9 Survival. Each covenant, agreement and indemnification made by Tenant and Landlord set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s and Landlord’s obligations under this Section 5.3 have been completely performed and satisfied.

6. SERVICES AND UTILITIES

6.1 In General. Landlord will be responsible, at Tenant’s sole cost and expense (subject to the terms of Section 4.2.4, above), for the furnishing of heating, ventilation and air-conditioning (including, without limitation, lab HVAC twenty-four hours per day, seven days per week, subject to the terms of this Lease), electricity, water, and interior Building security services to the Premises. Landlord shall not provide janitorial services for the interior of the Premises (but shall provide janitorial services for the Common Areas) or telephone services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all reasonable regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to telephone, janitorial and interior Building security services, except as set forth in this Section 6.1, above.

6.2 Allocation of Utilities Costs. To the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered to the Premises, such utilities shall be contracted for and paid directly by Tenant to the applicable utility provider. To the extent that any utilities (including without limitation, electricity, gas, sewer and water) to the Building are not separately metered to the Premises, then Tenant shall pay to Landlord, within thirty (30) days after billing, Tenant’s Share of the Building utility costs with good faith, reasonable adjustments if required to account for any disproportionate use by a particular tenant. In connection with the foregoing, Tenant shall have the right to request utility bills from Landlord no more than twice per calendar year during the Lease Term, and Landlord shall provide copies of the same following request..

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as set forth in Section 19.5.2 below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or Casualty (as that term is defined in Section 11.1 below) whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or (except as set forth in Section 19.5.1, below) relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6 (provided that the foregoing shall not limit Landlord’s liability, if any, pursuant to Applicable Law for personal injury and property damage to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors).

6.4 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

7. REPAIRS

7.1 Tenant Repair Obligations. Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair or replace as required, the interior, non-structural portions of the Premises in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for the Landlord Repair Obligations, whether or not such maintenance, repair, replacement or improvement is required in order to comply with Applicable Laws (“Tenant’s Repair Obligations”), including without limitation, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in the Premises; all communications systems serving the Premises; all of Tenant’s security systems in or about or serving the Premises; Tenant’s signage; interior, non-loadbearing demising walls and partitions (including painting and wall coverings), Tenant’s equipment, and floor coverings. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises.

7.2 Landlord’s Right to Perform Tenant’s Repair Obligations. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.3 Landlord Repair Obligations. Landlord shall, throughout the Lease Term, at its sole cost and expense (except to the extent the cost or expense is reimbursable to Landlord pursuant to Section 4.4 above) maintain, repair, replace and improve as reasonably required but at all times commensurate with Comparable Buildings: (1) exterior windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of exterior windows); (2) exterior doors, door frames and door closers; (3) the Building (as opposed to the Premises) and Project plumbing, sewer, drainage, electrical, fire protection, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical and HVAC systems and equipment (collectively, the “Building Systems”), (4) the exterior glass, exterior walls, interior loadbearing walls, foundation and roof of the Building, the structural portions of the floors of the Building, including, without limitation, any painting, sealing, patching and waterproofing of exterior walls, (5) repairs to the elevator in the Building and underground utilities, and (6) the Common Areas (the “Landlord Repair Obligations”); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Costs expended by Landlord in connection with the Landlord Repair Obligations shall be included in Operating Expenses to the extent allowed pursuant to the terms of Article 4, above. Landlord shall cooperate with Tenant to enforce any warranties that Landlord holds that could reduce Tenant’s maintenance obligations under this Lease.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than ten (10) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. If Landlord reasonably disapproves of any proposed Alterations, Landlord shall respond, in writing, stating the grounds for such disapproval, within fifteen (15) business days after receipt of Tenant’s request for approval of the proposed Alterations. If Landlord fails to respond with its approval or disapproval within fifteen (15) business days after receipt of Tenant’s request, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF TENANT’S ALTERATION” (the “Alterations Reminder Notice”). Any such Alterations Reminder Notice shall include a complete copy of Tenant’s request for consent (e.g., plans, specifications for such Alteration). If Landlord fails to respond within five (5) business days after receipt of an Alterations Reminder Notice, then Tenant’s Alteration for which Tenant requested Landlord’s approval shall be deemed approved by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the Building Systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $150,000.00 for a particular job of work, (the “Exempt Alterations”).

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, provided, however, Landlord may only require such removal if such Alterations are Specialty Improvements. For the avoidance of doubt, Tenant shall only be responsible for removing Specialty Improvements (hereafter defined), if at the time of its consent to such Specialty Improvements, Landlord advises in writing in its consent that Tenant is obligated to remove such Specialty Improvements at the expiration of the Term. “Specialty Improvements” means, collectively, any alterations, additions or improvements to the Premises which are not typical alterations, additions or improvements found in Comparable Buildings (and typical general laboratory improvements will not be deemed to be Specialty Improvements). Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority). Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (other than Exempt Alterations), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations (other than Exempt Alterations), Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Mateo in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations (other than Exempt Alterations) as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. Tenant shall pay to Landlord, as Additional Rent, the reasonable, actual, out-of-pocket costs of Landlord’s third party engineers and other third party consultants (but not Landlord’s onsite management personnel) which are reasonably required to be engaged by Landlord for review of all plans, specifications and working drawings for the Alterations, within thirty (30) days after Tenant’s receipt of invoices from Landlord together with reasonable supporting evidence; provided, however, Tenant shall only be obligated to pay such costs for Alterations which are not Exempt Alterations, and such payment shall not exceed $3,000.00. Landlord shall not be entitled to receive an administrative or supervision fee with regard to repairs, Alterations or any other work arising from or related to this Lease except as expressly set forth herein unless Tenant hires Landlord to perform the Alterations, in which case, an administrative fee will be negotiated between Landlord and Tenant at that time.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s general contractor shall be required to carry (i) Commercial General Liability Insurance with commercially reasonable coverage limits, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount approved by Landlord, and (ii) workers compensation insurance to the extent required by Applicable Law.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed in or about the Premises by Tenant (excluding Tenant’s removable trade fixtures, furniture and non-affixed office and lab equipment), from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Specialty Improvements within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Specialty Improvements in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.

Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, the items set forth in Exhibit F attached hereto (the “Tenant’s Property”) shall at all times be and remain Tenant’s property. Exhibit F may be updated from time to time by agreement of the parties. Tenant may remove the Tenant’s Property from the Premises at any time, provided that Tenant repairs all damage caused by such removal. Landlord shall have no lien or other interest in the Tenant’s Property.

9. COVENANT AGAINST LIENS Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least fifteen (15) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within fifteen (15) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE

10.1 Indemnification and Waiver. Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, and subject to the waiver of subrogation set forth in Section 10.5, below, Tenant hereby waives all claims against Landlord and its partners, subpartners and their respective officers, agents, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) damage either to person or property in or upon the Premises, or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent due to the negligence, willful misconduct or violation of this Lease by Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred to the extent arising from any acts or omissions by Tenant or any person claiming by, through or under Tenant, or of the contractors, agents, employees, invitees, guests or licensees of Tenant or any such person (collectively, “Tenant Parties”), in, on or about the Premises, or from any negligence or willful misconduct of Tenant or any Tenant Parties in, on or about the Project, or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Tenant, its agents, contractors and employees, from, all losses, damages, liabilities, demands, claims, actions, attorneys’ fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its agents, contractors, licensees or invitees, or a violation of Landlord’s obligations or representations under this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building and Project during the Lease Term against loss or damage under an “all risk” property insurance policy. Such coverage shall be for the full replacement cost of the Building and shall be issued by an insurance company possessing a rating of not less than A-:VII in Best’s Insurance Guide. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body. Tenant shall also provide Landlord and Landlord’s insurer(s) with such information regarding the use of the Premises and any damage to the Premises as they may reasonably require in connection with the placement of insurance for the Premises or the adjusting of any losses to the Premises.

10.3 Tenant’s Insurance. During the Lease Term, Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, for limits of liability (which limits may be met together with umbrella liability insurance) of not less than:

Bodily Injury and Property Damage Liability	$ $	3,000,000 each occurrence 3,000,000 annual aggregate
Personal Injury Liability	$ $	3,000,000 each occurrence 3,000,000 annual aggregate

10.3.2 Property Insurance covering all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage caused by sprinkler leakage, bursting or stoppage of pipes, and explosion.

10.3.3 Intentionally omitted.

10.3.4 Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and partners.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies in writing, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A-: VII in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims for which Tenant is liable thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant, provided, however, only to the extent of liabilities covered by Tenant’s indemnity obligations pursuant to the terms of this Lease; and (v) be in form and content reasonably acceptable to Landlord. Tenant shall promptly provide written notice of cancellation received by Tenant from its insurer. Tenant shall deliver certificates of said insurance policies to Landlord on or before the Lease Commencement Date and within a reasonable period of time after renewal dates of such policies. In the event Tenant shall fail to procure such insurance, Landlord may, at its option, after giving Tenant at least five (5) business days prior written notice with Tenant thereafter failing to procure such insurance, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective property insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation. The parties hereby represent that their respective property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. To the extent Landlord does not already have actual knowledge of such damage, Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the Building (including the Premises) and/or any Common Areas (including parking facilities) serving or providing access to the Premises shall be damaged by Casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Building (including the Premises) and/or such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws, provided that access to the Premises shall not be materially impaired. Within sixty (60) days after the occurrence of any Casualty, Landlord shall deliver to Tenant an estimate (the “Casualty Estimate”), prepared by a qualified, independent, experienced and reputable architect and/or general contractor and addressed to Tenant, of the number of days (assuming no Force Majeure delay), measured from the date of the Casualty, that will be required for Landlord to substantially complete the repair and restoration of the Building (including the Premises) and the Common Areas (when such repairs are made without the payment of overtime or other premiums). Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business during any such repairs. If this Lease does not terminate pursuant to Section 11.2 below or for any other reason, and Landlord complies with its obligations set forth in this Article 11, Tenant shall, at its sole cost, subject to reasonable delays for insurance adjustment or other matters beyond Tenant’s reasonable control, repair any damage to the Tenant Improvements (and any subsequent Alterations) installed in the Premises by Tenant (“Tenant’s Restoration Work”). Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto (other than Exempt Alterations which shall not be subject to Landlord’s approval) which Landlord approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Building, Premises or Common Areas (including parking facilities) necessary to Tenant’s use and occupancy, and the Premises are not occupied by Tenant as a result thereof (other than for the purpose of performing Tenant’s Restoration Work), then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. Notwithstanding any contrary provision of this Article 11, the parties hereby agree as follows: (i) the closure of the Project, the Building, the Common Areas, or any part thereof to protect public health shall not constitute a Casualty for purposes of this Lease, (ii) Casualty covered by this Article 11 shall require that the physical or structural integrity of the Premises, the Project, the Building, or the Common Areas is degraded as a direct result of such occurrence, and (iii) a Casualty under this Article 11 shall not be deemed to occur merely because Tenant is unable to productively use the Premises in the event that the physical and structural integrity of the Premises is undamaged.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Building and/or Common Areas, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of the Casualty, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building and Common Areas shall be damaged by fire or other Casualty or cause and one or more of the following conditions is present: (i) according to the Casualty Estimate, repairs to the Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project shall require that the insurance proceeds or any portion thereof in excess of Two Million Dollars ($2,000,000.00) be used to retire the mortgage debt; (iii) at least Two Million Dollars ($2,000,000.00) of the damage is not fully covered by Landlord’s insurance policies; or (iv) the damage occurs during the last twelve (12) months of the Lease Term and according to the Casualty Estimate restoration and repair of the Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums), Notwithstanding anything to the contrary herein, Tenant may elect to terminate this Lease by notifying Landlord in writing of such termination within sixty (60) days after receipt of the Casualty Estimate, such notice to include a termination date giving Tenant up to sixty (60) days to vacate the Premises, but Tenant may so elect only if one or more of the following conditions is present: (A) according to the Casualty Estimate, repairs to the Base Building and Common Areas cannot be completed within twelve (12) months after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums) or (B) the damage occurs during the last twelve (12) months of the Lease Term and according to the Casualty Estimate restoration and repair of the Building and Common Areas cannot be completed within sixty (60) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums).

In addition, if neither Landlord nor Tenant has terminated this Lease and the repairs are not actually completed within ninety (90) days of the period of time set forth in the Casualty Estimate, Tenant shall have the right to terminate this Lease by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date may be up to sixty (60) days after delivery of the Damage Termination Notice.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Notwithstanding the foregoing, Landlord shall only have the right to terminate this Lease if Landlord terminates all of the leases within the Project similarly affected by such taking. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective on not less than ninety (90) days prior written notice or, if sooner as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant.

All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking. Notwithstanding any contrary provision of this Lease, the following governmental actions shall not constitute a taking or condemnation, either permanent or temporary: (i) an action that requires Tenant’s business or the Building or Project to close during the Lease Term, and (ii) an action taken for the purpose of protecting public safety (e.g., to protect against acts of war, the spread of communicable diseases, or an infestation), and no such governmental actions shall entitle Tenant to any compensation from Landlord or any authority, or Rent abatement or any other remedy under this Lease.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Subject to the terms of Section 14.8 and Section 14.9 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof (provided, that the submission of such financial statements shall not be required if the proposed Transferee is a publicly-traded company whose financial statements are publicly available through the Securities and Exchange Commission) and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord (not to exceed $2,000.00 in the aggregate for any particular Transfer), within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Landlord shall approve or disapprove of any proposed Transfer within fifteen (15) business days after receipt of a complete Transfer Notice. If Landlord fails to respond within such fifteen (15) business day period, then Tenant may send Landlord a reminder notice setting forth such failure containing the following sentence at the top of such notice in bold, capitalized font at least twelve (12) points in size: “LANDLORD’S FAILURE TO RESPOND TO THIS NOTICE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD’S DEEMED APPROVAL OF TENANT’S REQUEST FOR TRANSFER” (the “Transfer Reminder Notice”). Any such Transfer Reminder Notice shall include a complete copy of Tenant’s Transfer Notice.

If Landlord fails to respond within five (5) business days after receipt of a Transfer Reminder Notice, then Tenant’s Transfer for which Tenant requested Landlord’s approval shall be deemed approved by Landlord. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

14.2.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; provided, that, within ten (10) business days after request from Tenant, Landlord shall provide Tenant a list of any such use or competitor restrictions and cancellation rights then in effect at the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of alterations, modifications or improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions paid in connection with such Transfer, (iii) reasonable legal fees incurred in connection with such Transfer, and (iv) any free base rent, improvement allowance and other economic concessions provided to the Transferee (collectively, “Transfer Costs”). “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer. Notwithstanding anything set forth herein to the contrary, in no event shall Tenant be required to pay a Transfer Premium in connection with a Transfer pursuant to Section 14.8 of this Lease, below.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Notwithstanding the foregoing sentence, however, if Landlord delivers a Recapture Notice to Tenant, Tenant may, within ten (10) business days after Tenant’s receipt of such Recapture Notice, deliver written notice to Landlord indicating that Tenant is rescinding its request for consent to the proposed Transfer, in which case such Transfer shall not be consummated and this Lease shall remain in full force and effect as to the portion of the Premises that was the subject of the proposed Transfer. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or an officer of Tenant, setting forth the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than four percent (4%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, beyond all applicable notice and cure periods expressly set forth in this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured.

Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant with another entity, or (iv) a sale of corporate shares of capital stock in Tenant in connection with a public offering of Tenant’s stock on a nationally- recognized stock exchange (collectively, a “Permitted Transferee”), shall not be deemed a Transfer under this Article 14, provided that (A) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, (B) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (C) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, and (D) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) at least equal to the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease. An assignee of Tenant’s entire interest that is also a Permitted Transferee may also be known as a “Permitted Transferee Assignee”. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

14.9 Permitted Occupancy. Tenant shall have the right to sublease or license portions of the Premises to “Permitted Occupants” (defined below) pursuant to commercially reasonable agreements per the terms of this Section 14.9, without (i) Landlord approval, (ii) Landlord having a right to recapture the Premises, (iii) notice to Landlord, (iv) Landlord sharing in any profit or income from such sublease; and (v) payment of the Transfer Premium. Notwithstanding any provision contained in the Lease to the contrary, Landlord hereby acknowledges and agrees that, Tenant may, subject to the applicable terms and conditions of the Lease, permit no more than fifteen percent (15%) of the Premises (the “Permitted Occupant Space”) to be occupied and utilized for the use permitted by the Lease by certain individual(s) or entity(ies) that are affiliates, strategic partners or other entities with whom Tenant has or is then establishing a bona fide business relationship (the “Permitted Occupants”) without Landlord’s consent; provided however, (a) such Permitted Occupants shall be of a character and reputation consistent with the first-class quality of the Building and shall not violate the terms of any other lease in the Building; and (b) such occupancy shall not be a subterfuge by Tenant to avoid its obligations under the Lease, or the restrictions on Transfers pursuant to this Article 14. Tenant shall promptly supply Landlord with the name of any such Permitted Occupants, a copy of the fully-executed sublease or license with such Permitted Occupant and any documents or information reasonably requested by Landlord regarding any such Permitted Occupants and/or their occupancy of the Permitted Occupant Space. The occupancy of the Permitted Occupant Space by any Permitted Occupants permitted under this Section 14.9 shall not be deemed a Transfer. Notwithstanding the foregoing, no such occupancy by any such Permitted Occupants shall relieve Tenant from any liability under the Lease. Permitted Occupants are “Tenant Parties” under Section 10.1 above.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear, damage caused by Casualty, repairs required as a result of condemnation, and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3 Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least fifteen (15) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment). If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws that Tenant is responsible for under this Lease, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days’ notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice, commencing on the later of the termination of this Lease and three (3) business days after Landlord’s delivery of notice of such failure (i.e., given after the expiration of the 30-day period set forth above) and that it elects to treat such failure as a holdover, and that Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements, to be in holdover under Article 16 of this Lease.

16. HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Base Rent shall be payable at a monthly rate equal to 150% of the Base Rent applicable during the last month of the Lease Term under this Lease, prorated on a daily basis for each day of holdover. Such month- to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other commercially reasonable form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver other commercially reasonable instruments as may be reasonably required for such purposes. At any time during the Lease Term (but not more than once in any calendar year unless in connection with the sale or proposed sale, or the financing/refinancing, of the Project or any portion thereof), Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

18. SUBORDINATION As of the date of this Lease the Project is not subject to any ground lease, or to the lien of any mortgage or deed of trust. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. The subordination of this Lease to any such future ground or underlying leases of the Building or Project or to the lien of any mortgage, trust deed or other encumbrances, shall be subject to Landlord utilizing commercially reasonable efforts to deliver to Tenant a commercially reasonable subordination, non-disturbance, and attornment agreement in favor of Tenant. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. In addition to any other Events of Default specified in this Lease, the occurrence of any of the following shall constitute a default of this Lease by Tenant (each, an “Event of Default”):

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease (except those failures referred to in Sections 19.1.1 and 19.1.4) to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment (as defined by Applicable Laws) of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5. 14. 17 or 18 of this Lease, where, in each instance, such failure continues for more than three (3) business days after notice from Landlord.

Any notices to be provided by Landlord under this Section 19.1 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the Code of Civil Procedure, and may be served on Tenant in the manner allowed for service of notices under this Lease.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies (including, without limitation, during any eviction moratorium, to the extent allowed by Applicable Law), each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1 (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 In General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after written notice thereof from Tenant to Landlord specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that the same cannot reasonably be cured within a thirty (30) day period, then Landlord shall not be in default under this Lease if it shall diligently commence such cure within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided under this Lease at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, and required by this Lease, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease, each as a direct result of Landlord’s, negligence or willful misconduct or breach of this Lease (and except to the extent such failure is caused by the action or inaction of Tenant) (any such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking, if any, shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.

If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. In addition, if, as a result of an Abatement Event, Tenant is prevented from using, and does not use, the Premises or any portion thereof for a continuous period of seventy five (75) days, then Tenant shall have the right to terminate this Lease upon ten (10) days’ written notice to Landlord, in which event this Lease shall terminate upon the expiration of such ten (10) day period unless such use is restored within such ten (10) day period. In the event of any Abatement Event, Landlord shall diligently pursue the remedy of the same as promptly as possible. To the extent an Abatement Event is caused by an event covered by Articles 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Except as provided in this Section 19.5.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20. COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. SECURITY DEPOSIT No security deposit shall be required to be furnished by Tenant in connection with this Lease.

22. COMMUNICATIONS AND COMPUTER LINE Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23. SIGNS

23.1 Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense, may install (i) identification signage on the existing monument sign located at the exterior of the Building near the Project entry, and at the entrance door to the Premises, and (ii) internal directional, suite entry and lobby identification signage and directory (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2 Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “GPCR Newco”

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

24. COMPLIANCE WITH LAW Landlord shall promptly comply with and be responsible, at its sole cost and expense, except to the extent permitted to be included in Operating Expenses pursuant to Section 4.2.4 above, to comply with all Applicable Laws with respect to the Ease Building and Common Areas. Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other rule, directive, order, regulation, guideline or requirement of any governmental entity or governmental agency now in force or which may hereafter be enacted or promulgated (“Applicable Laws”), and Tenant’s use of the Premises will comply with Applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws (except to the extent such are Landlord’s responsibility) (including the making of any alterations to the Premises required by such governmental measures) which relate to (i) the Alterations or the Tenant Improvements in the Premises, or (ii) the “Ease Building” (which shall include the Building Structure, and the public restrooms, elevators, exit stairwells and the Building Systems located in the internal core of the Buildings on the floor or floors on which the Premises is located), but, as to the Ease Building, only to the extent such obligations are triggered by Tenant’s Alterations (as opposed to the fact that tenant improvements are being performed generally), or Tenant’s specific (i.e., any use other than general office use or general laboratory use) use of the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction- related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25. LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner.

In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus three (3) percentage points, and (ii) the highest rate permitted by Applicable Law.

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended within thirty (30) days after receipt of invoice together with reasonable supporting evidence. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon not less than twenty-four (24) hours’ notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then Applicable Law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises in connection with any such entry and shall comply with Tenant’s reasonable security measures, including that Tenant may require that Landlord be accompanied by an employee of Tenant during any such entry into the Premises by Landlord (except in the event of an Emergency in which case no escort shall be required); provided, however, that in no event shall the unavailability of such escort at the time that Landlord is permitted to enter the Premises delay Landlord’s entry into the Premises as permitted hereunder. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate from time to time certain reasonable areas of the Premises, which may vary from time to time based upon Tenant’s particular operations in those areas of the Premises, as “Secured Areas” should Tenant require such areas for the purpose of conducting laboratory work or securing certain valuable property or confidential information. In connection with the foregoing, Landlord shall not enter such Secured Areas except in the event of an emergency. Landlord shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Base Building; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval. Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of or access to the Premises in connection with any such entry and shall comply with Tenant’s reasonable security measures. Landlord shall hold confidential any information regarding Tenant’s business that it may learn as a result of any such entry.

28. TENANT PARKING Tenant shall have the right to use, at no additional charge, the amount of parking set forth in Section 9 of the Summary, in the on-site and/or off-site, as the case may be, parking facility (or facilities) which serve the Project. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the Lease Term. Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Intentionally Omitted.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer provided such transferee has fully assumed and agreed in writing to be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Payment under Protest. If Tenant in good faith disputes any amounts billed by Landlord, other than (i) Base Rent, (ii) Tenant’s Share of Direct Expenses (as to which Tenant may exercise its rights under Section 4.6, above), Tenant may make payment of such amounts under protest, and reserve all of its rights with respect to such amounts (the “Disputed Amounts”). Landlord and Tenant shall meet and confer to discuss the Disputed Amounts and attempt, in good faith, to resolve the particular dispute. If, despite such good faith efforts, Landlord and Tenant are unable to reach agreement regarding the Disputed Amounts, either party may submit the matter to binding arbitration under the JAMS Streamlined Arbitration Rules & Procedures. The non-prevailing party, as determined by JAMS, will be responsible to pay all fees and costs incurred in connection with the JAMS procedure, as well as all other costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party. This Section 29.9 shall not apply to claims relating to Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Premises or terminate Lessee’s right of possession to the Premises.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Project, including any rental, condemnation, sales and insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. No Landlord Parties (other than Landlord) shall have any personal liability therefor, and Tenant hereby expressly waives and releases such liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom; similarly, notwithstanding any contrary provision herein, except and then only to the extent as set forth in Article 16 above, neither Tenant nor the Tenant Parties shall be liable under any circumstances for injury or damage to, or interference with, Landlord’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, Casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, declarations or quarantines by a governmental entity or health organization (including, without limitation, any shelter-in-place orders, stay at home orders or any restrictions on travel related thereto that preclude Tenant, its agents, contractors or its employees from accessing the Premises, national or regional emergency), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (i) foreseeable or unforeseeable or (ii) related to the specifically enumerated events in this paragraph (collectively, a “Force Majeure”), shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (i) excuse Tenant’s obligations to pay Rent and other charges due pursuant to this Lease, (ii) be grounds for Tenant to abate any portion of Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 13 of this Lease, or (iii) excuse Tenant’s obligations under Articles 5 and 24 of this Lease.

29.17 Intentionally Omitted.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) delivered by a nationally recognized overnight courier, or (C) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) business days after the date it is posted if sent by Mail, (ii) the date the overnight courier delivery is made, or (iii) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Britannia Pointe Grand Limited Partnership

c/o Healthpeak Properties, Inc.

5050 S. Syracuse St. #800

Denver, CO 80237

Attn: Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Landlord represents and warrants that Landlord is a duly formed and existing entity qualified to do business in the State of California and that Landlord has full right and authority to execute and deliver this Lease and that each person signing on behalf of Landlord is authorized to do so.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. Landlord shall pay the Brokers the commissions due and payable in connection with the Lease pursuant to a separate agreement. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building (and Landlord shall reimburse Tenant its actual, reasonable costs incurred as a result of such change, if any) and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Good Faith. Except (i) for matters for which there is a standard of consent or discretion specifically set forth in this Lease; (ii) matters which could have an adverse effect on the Building Structure or the Building Systems, or which could affect the exterior appearance of the Building, or (iii) matters covered by Article 4 (Additional Rent), or Article 19 (Defaults; Remedies) of this Lease (collectively, the “Excepted Matters”), any time the consent of Landlord or Tenant is required, such consent shall not be unreasonably withheld or delayed, and, except with regard to the Excepted Matters, whenever this Lease grants Landlord or Tenant the right to take action, exercise discretion, establish rules and regulations or make an allocation or other determination, Landlord and Tenant shall act reasonably and in good faith.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas, so long as the same does not interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith, so long as the same does not increase Tenant’s obligations or decrease Tenant’s rights under this Lease. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction, so long as the same does not interfere with Tenant’s use of or access to the Premises or Tenant’s parking rights.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.32 Signatures. The parties hereto consent and agree that this Lease may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Lease using electronic signature technology, by clicking “SIGN”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:		TENANT:

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership		GPCR NEWCO, INC., a Delaware corporation

By:	HCP-Pointe Grand, Incorporated, a Delaware corporation, its General Partner

		By:	/s/ Jeffrey Finer
By:	/s/ Scott Bohn	Jeffrey Finer
Name: Scott Bohn		Print Name
Its: Senior Vice President		Its: President

LEASE

BRITANNIA POINTE GRAND BUSINESS PARK

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP,

a Delaware limited partnership,

as Landlord,

and

GPCR NEWCO, INC.,

a Delaware corporation,

as Tenant.

EXHIBITS

A	OUTLINE OF PREMISES
B	INTENTIONALLY OMITTED
C	FORM OF NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	ENVIRONMENTAL QUESTIONNAIRE

(i)

INDEX

Pages(s)
Abatement Event	30
Accountant	11
Alterations	17
Base Building	33
Base Rent	5
Brokers	37
Building	3
Common Areas	4
Contemplated Effective Date	25
Contemplated Transfer Space	25
Direct Expenses	5
Disputed Amounts	35
Eligibility Period	30
Estimate	10
Estimate Statement	10
Estimated Direct Expenses	10
Excepted Matters	38
Expense Year	5
Force Majeure	36
Intention to Transfer Notice	25
Landlord	1
Landlord Parties	19
Lease	1
Lease Commencement Date	4
Lease Expiration Date	4
Lease Term	4
Lease Year	4
Lines	31
Mail	36
Management Fee Cap	8
Net Worth	26
Nine Month Period	25
Notices	36
Objectionable Name	32
Operating Expenses	5
Permitted Occupant Space	26
Permitted Occupants	26
Possession Date	3
Premises	3
Project	3
Secured Areas	33
Sign Specifications	31
Specialty Improvements	18
Statement	9
Subject Space	23
Summary	1
Tax Expenses	8
Tenant	1
Tenant’s Accountant	10
Tenant’s Property	19
Tenant’s Share	9
Transfer Notice	23
Transferee	23

(ii)

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of September 14, 2022, by and between BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and SEPTERNA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant (as successor-in-interest to GPCR NEWCO, INC., a Delaware corporation) are parties to the Lease dated April 20, 2021 (the “Lease”), whereby Tenant leases approximately 12,560 rentable square feet (“Existing Premises”) commonly known as Suite 65 in that certain office building located at 250 East Grand Avenue, South San Francisco, California (“Building”).

B. Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 9,348 rentable square feet of space commonly known as Suite 200 located in the Building (the “Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.

2. Modification of Premises. Effective as of October 1, 2022 (the “Expansion Commencement Date”), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Expansion Premises. Consequently, effective upon the Expansion Commencement Date, the Existing Premises shall be increased to include the Expansion Premises. Landlord and Tenant hereby acknowledge that such addition of the Expansion Premises to the Existing Premises shall, effective as of the Expansion Commencement Date, increase the size of the Premises to approximately 21,908 rentable square feet. The Existing Premises and the Expansion Premises may hereinafter collectively be referred to as the “Premises.”

3. Expansion Term. The term of Tenant’s lease of the Expansion Premises (the “Expansion Term”) shall commence on the Expansion Commencement Date and shall expire coterminously with Tenant’s Lease of the Existing Premises on the Lease Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended.

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4. Base Rent.

4.1 Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease.

4.2 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Expansion Premises in the amount of $51,414.00 per month, and otherwise in accordance with the terms of the Lease. Concurrent with Tenant’s execution of this First Amendment, Tenant shall pay to Landlord the Base Rent payable for the Expansion Premises for the first full month of the Expansion Term.

5. Tenant’s Share of Direct Expenses.

5.1 Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, Tenant shall continue to pay Tenant’s Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of the Lease.

5.2 Expansion Premises. Commencing on the Expansion Commencement Date and continuing throughout the Expansion Term, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Expansion Premises, Tenant’s Share shall equal 21.06%.

6. Condition of Premises. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises, and Tenant shall accept the Expansion Premises in its presently existing, “as-is” condition. Tenant shall accept all laboratory services, process utilities and emergency generator in their presently existing, as-is condition and Tenant shall be solely responsible for all costs related to their conditional use. Notwithstanding the foregoing or anything in the Lease to the contrary, Landlord shall deliver possession of the Expansion Premises with the Building Systems serving the Expansion Premises in good working order. Landlord and Tenant acknowledge that Tenant has been occupying the Existing Premises pursuant to the Lease, and therefore Tenant continues to accept the Existing Premises in its presently existing, “as is” condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises.

7. Tenant’s Use of Furniture. Tenant shall have the right, throughout the Expansion Term and at no additional cost, to use that certain furniture currently located in the Expansion Premises as of the date of this First Amendment (the “Licensed Furniture”). Landlord hereby makes no representations or warranties regarding the condition of such Licensed Furniture, and Tenant accepts such Licensed Furniture in its currently existing, “as-is” condition. Landlord shall have no obligation to maintain or repair such Licensed Furniture. Tenant hereby agrees that Tenant shall maintain and repair such Licensed Furniture in good condition and repair throughout the Expansion Term and at Tenant’s sole cost and expense. Landlord shall have the right, at any time during the Expansion Term, upon reasonable prior notice to Tenant, to inspect the Licensed Furniture to ensure Tenant’s compliance with the terms of this Section 7. In the event Tenant fails to maintain and repair the Licensed Furniture in accordance with this Section 7, Landlord shall have the right to repair such Licensed Furniture, at Tenant’s sole cost and expense, and Tenant shall reimburse Landlord for the cost of such maintenance and repair within ten (10) days following Landlord’s request therefor.

2

In the event of irreparable damage to any item of the Licensed Furniture, Tenant shall replace such damaged item, at Tenant’s sole cost and expense, prior to the expiration or earlier termination of the Expansion Term. With respect to the insurance which Tenant is obligated to maintain on its personal property during the Expansion Term, Tenant shall cause such insurance to also cover the Licensed Furniture. Tenant shall not (i) remove any of the Licensed Furniture from the Expansion Premises, (ii) assign the Licensed Furniture as collateral or otherwise, (iii) sell any of the Licensed Furniture, or (iv) give any third party a security interest or any other interest in such Licensed Furniture. Upon the expiration or earlier termination of the Expansion Term, Tenant shall promptly surrender such Licensed Furniture to Landlord in good condition and repair, normal wear and tear excepted, at the Expansion Premises.

8. Access to Expansion Premises. Landlord shall allow Tenant access to the Expansion Premises up to ten (10) days prior to the Expansion Commencement Date for the purpose of Tenant installing equipment or fixtures (including Tenant’s data and telephone equipment) in the Expansion Premises and otherwise readying the Expansion Premises for occupancy, which early access shall be subject to all terms and conditions set forth in the Lease, provided that the same shall be without the payment of Tenant’s Share of Direct Expenses (which shall become payable on the Expansion Commencement Date).

9. Alterations. Tenant shall be permitted, at Tenant’s sole cost and expense, to make Alterations in the Expansion Premises in accordance with the terms of Article 8 of the Original Lease, which may include the creation of a passageway between the Existing Premises and Expansion Premises, subject to Landlord’s approval thereof in accordance with the terms of Article 8 of the Original Lease.

10. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than CBRE, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 10 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

11. Parking. Effective as of the Expansion Commencement Date the parking pass ratio set forth in Section 9 of the Summary of the Lease shall also apply to the Expansion Premises.

12. Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp).

3

13. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership		SEPTERNA, INC., a Delaware corporation

By: HCP-Pointe Grand, Incorporated, a Delaware corporation, its General Partner

By:	/s/ Scott R. Bohn	By:	/s/ Jeffrey Finer
Name: Its:	Scott R. Bohn Executive Vice President	Name: Its:	Jeffrey Finer President & CEO

4

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made and entered into as of September 23, 2022, by and between PG 4-PACK, LLC, a Delaware limited liability company, (“Landlord”), and SEPTERNA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord is the owner of that certain office building located at 250 East Grand Avenue, South San Francisco, California (the “Building”).

B. Britannia Pointe Grand Limited Partnership, a Delaware limited partnership (“Original Landlord”) and Tenant parties to that certain Lease dated April 20,2021, as amended by First Amendment to Lease dated September 14, 2022 (collectively, the “Lease”), whereby Tenant leases approximately 21,908 rentable square feet (the “Premises”) commonly known as Suite 65 in the Building.

C. Landlord is the successor-in-interest to Original Landlord.

D. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Second Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Acknowledgment of Assignment. Landlord and Tenant acknowledge and agree that, on July 11, 2022 (the “Assignment Date”), Original Landlord assigned to Landlord, and Landlord assumed, all of Original Landlord’s rights, title, and interest in and to the Lease in connection with an internal corporate restructuring. Accordingly, effective as of the Assignment Date, all references to the “Landlord” in the Lease are hereby deemed to be references to PG 4-Pack, LLC, a Delaware limited liability company. Further, PG 4-Pack, LLC, a Delaware limited liability company, hereby ratifies the Lease and all actions taken by Original Landlord under the Lease prior to the date of this Second Amendment and acknowledges that the Lease is in full force and effect.

2. Capitalized Terms. All capitalized terms when used herein but not defined shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Second Amendment.

3. Counterparts and Electronic Signature: This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The counterparts of this Second Amendment and all ancillary documents (if any) may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

1

4. Miscellaneous: This Second Amendment is the final expression of, and contains the entire agreement between, the parties hereto with respect to the subject matter hereof, and this Second Amendment supersedes all prior agreements, communications or understandings, written or verbal, relating to the subject matter hereof. To the extent that any terms or conditions of this Second Amendment are inconsistent with any terms or conditions of the Lease, the terms and conditions of this Second Amendment shall prevail and control. Except as expressly amended or modified in this Second Amendment, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

2

IN WITNESS WHEREOF, the parties have entered into this Second Amendment as of the date first set forth above.

LANDLORD:

PG 4-Pack, LLC a Delaware limited liability company

By:	/s/ Scott Bohn
Name: Scott R. Bohn
Its: Executive Vice President

TENANT

Septerna, Inc. a Delaware corporation

By:	/s/ Jeffrey Finer
Name: Jeffrey Finer
Its: CEO

THIRD AMENDMENT TO LEASE

This THIRD AMENDMENT TO LEASE (“Third Amendment”) is made and entered into as of December 22, 2022 (the “Effective Date”), by and between PG III 250 EAST GRAND, LLC, a Delaware limited liability company (“Landlord”), and SEPTERNA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord (as successor-in-interest to PG 4-PACK, LLC, a Delaware limited liability company, as successor-in-interest to BRITANNIA POINTE GRAND LIMITED PARTNERSHIP, a Delaware limited partnership) and Tenant (as successor-in-interest to GPCR NEWCO, INC., a Delaware corporation) are parties to the Lease dated April 20, 2021 (the “Original Lease”), as amended by that certain First Amendment to Lease dated September 14, 2022 (the “First Amendment”), and that certain Second Amendment to Lease dated September 23, 2022 (the “Second Amendment”, and together with the Original Lease and the First Amendment, the “Lease”), whereby Tenant leases approximately 21,908 rentable square feet (“Existing Premises”) commonly known as Suites 65 and 200 in that certain office building located at 250 East Grand Avenue, South San Francisco, California (“Building”).

B. Tenant desires to expand the Existing Premises to include that certain space consisting of approximately 22,911 rentable square feet of space commonly known as Suite 35 located in the Building (the “Second Expansion Premises”), as delineated on Exhibit A attached hereto and made a part hereof, and to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Third Amendment.

2. Modification of Premises.

2.1 Lease of Second Expansion Premises. Effective as of the date (the “Second Expansion Premises Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant commences to conduct business in the Second Expansion Premises, and (ii) the “Second Expansion Premises Possession Date” (defined below), Tenant shall lease from Landlord and Landlord shall lease to Tenant the Second Expansion Premises. Consequently, effective upon the Second Expansion Premises Commencement Date, the Existing Premises shall be increased to include the Second Expansion Premises. For purposes of this Third Amendment, Landlord shall be deemed to have tendered possession of the Second Expansion Premises to Tenant one (1) business day following the later of (i) the date of Substantial Completion of the Second Expansion Premises Improvements, as that term is defined in the Tenant Work Letter, and (ii) the date that Landlord delivers the Second Expansion Premises to Tenant in the Delivery Condition, as defined in Section 6, below (such date, the “Second Expansion Premises Possession Date”), and no action by Tenant shall be required therefor.

Landlord and Tenant hereby acknowledge that such addition of the Second Expansion Premises to the Existing Premises shall, effective as of the Second Expansion Premises Commencement Date, increase the size of the Premises to approximately 44,819 rentable square feet. The Existing Premises and the Second Expansion Premises may hereinafter collectively be referred to as the “Premises.”

2.2 Outside Second Expansion Premises Possession Date—Base Rent Abatement Remedy or Termination Remedy.

2.2.1 Second Expansion Premises Outside Delivery Date. Landlord shall use commercially reasonable efforts to cause the Second Expansion Premises Possession Date to occur on or before December 21, 2023 (the “Second EP Outside Delivery Date”) (as the same may be extended as provided in this Section 2.2, below). The Second EP Outside Delivery Date shall be extended one day for each day of delay or delays caused by events of Force Majeure (as that term is defined in Section 29.16 of the Original Lease) (provided, that any such Force Majeure delays shall not extend any such date by more than one hundred fifty (150) days), or Tenant Delays (as defined in the Work Letter).

2.2.2 Second Expansion Premises Base Rent Abatement Remedy. If Landlord does not cause the Second Expansion Premises Possession Date to occur by the Second EP Outside Delivery Date, then Tenant shall receive an abatement of Base Rent for the Second Expansion Premises commencing on the Second Expansion Premises Commencement Date and continuing thereafter as follows: (i) Tenant shall receive one day of abatement for each of the first sixty (60) days of the “Second EP Delayed Delivery Period” (defined below), and (ii) in the event the Second EP Delayed Delivery Period exceeds sixty (60) days, Tenant shall receive two (2) days of abatement for each day of the Second EP Delayed Delivery Period which is beyond sixty (60) days. For purposes of this Third Amendment, “Second EP Delayed Delivery Period” shall mean each day after the Second EP Outside Delivery Date that occurs until the Second Expansion Premises Possession Date occurs (after deducting the number of days of Tenant Delays and/or delays arising from events of Force Majeure (provided, that any such Force Majeure delays shall not extend any such date by more than one hundred fifty (150) days), if any) (“Second EP Base Rent Abatement Remedy”). Tenant shall be entitled to receive the Second EP Base Rent Abatement Remedy commencing on the first (1st) day of the Second Expansion Term day and continuing until the amount of such Second EP Base Rent Abatement Remedy has been exhausted in full.

2.2.3 Second Expansion Premises Termination Remedy. If Landlord does not cause the Second Expansion Premises Possession Date to occur on or before the date that is one hundred eighty (180) days following the Second EP Outside Delivery Date (such date, the “Second EP Termination Outside Date”), then the sole remedy of Tenant for such failure shall be the one-time right (the “Second EP Termination Right”) to terminate the Lease upon written notice to Landlord (the “Second EP Termination Notice”), which Second EP Termination Notice shall be delivered within ten (10) days following the Second EP Termination Outside Date and prior to the Second Expansion Premises Possession Date, and which Second EP Termination Notice shall set forth the date (the “Second EP Termination Date”) of termination of the Lease (which shall not be less than one (1) month nor more than six (6) months following the date of delivery of the Second EP Termination Notice).

In no event may Tenant exercise the Second EP Termination Right if, at the time Tenant delivers the Second EP Termination Notice to Landlord, Tenant is in default under the Lease (beyond the applicable notice and cure periods). In the event that this Lease is terminated pursuant to the terms of this Section 2.2.3, the Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall each be relieved of their respective obligations under the Lease as of the Second EP Termination Date, with the same force and effect as if the Lease were scheduled to expire in accordance with its terms as of such Second EP Termination Date, subject to the provisions of the Lease which expressly survive the expiration or earlier termination of the Lease and Tenant shall remain liable with respect to the period prior to the Second EP Termination Date for the performance of all of its obligations under the Lease and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to deliver, or Landlord’s delay in delivering, the Second Expansion Premises to Tenant, provided that the foregoing shall not modify the express terms of this Section 2.2 above. In the event that Tenant shall terminate the Lease pursuant to the terms of this Section 2.2.3, Tenant shall have no right to the Second EP Base Rent Abatement Remedy that Tenant would otherwise have been entitled to pursuant to the terms of Section 2.2.2, above, nor shall Tenant be entitled to any payment or alternative compensation in lieu thereof.

3. Extension of Lease Term; Second Expansion Term.

3.1 Extension of Lease Term; Second Expansion Term. Pursuant to the Lease, the Lease Term is scheduled to expire on February 28, 2023. Landlord and Tenant hereby agree to extend the Lease Term from March 1, 2023 through that date (the “New Expiration Date”) which is the last day of the ninety-sixth (96th) full calendar month following the Existing Premises Recommencement Date (as defined below). For purposes of this Third Amendment, the “Existing Premises Recommencement Date” shall be the date which is the earlier to occur of (i) the date upon which Tenant recommences to conduct business in the Existing Premises (following the vacation thereof in connection with Landlord’s performance of the “Existing Premises Improvements” (as that term is defined in the Tenant Work Letter)), and (ii) the “Existing Premises Possession Date” (defined below). With respect to the Existing Premises, the period of time commencing on March 1, 2023 and ending on the New Expiration Date shall be the “Extended Term”, unless sooner terminated as provided in the Lease, as hereby amended. The term of Tenant’s lease of the Second Expansion Premises (the “Second Expansion Term”) shall commence on the Second Expansion Premises Commencement Date and shall expire coterminously with Tenant’s Lease of the Existing Premises on the New Expiration Date, unless sooner terminated as provided in the Lease, as hereby amended. For purposes of this Third Amendment, Landlord shall be deemed to have tendered possession of the Existing Premises back to Tenant one (1) business day following the date that is the later to occur of (i) of Substantial Completion of the Existing Premises Improvements (as that term is defined in the Tenant Work Letter, and (ii) the date that Landlord delivers the Existing Premises to Tenant (as that term is defined in the Tenant Work Letter) (such date, the “Existing Premises Possession Date”), and no action by Tenant shall be required therefor. For purposes of this Third Amendment, the term “Second Expansion Year” shall mean each consecutive twelve (12) month period during the Second Expansion Term; provided, however, that the first (1st) Second Expansion Year shall commence on the Second Expansion Commencement Date and end on the last day of the month in which the first anniversary of the Second Expansion Commencement Date occurs (unless the Second Expansion Commencement Date is the first (1st) day of a calendar month, in which event the first Second Expansion Year shall end on the day immediately preceding the first anniversary of the Second Expansion Commencement Date), and the second and each succeeding Second Expansion Year shall commence on the first day of the next calendar month; and further provided that the last Second Expansion Year shall end on the New Expiration Date.

At any time during the Second Expansion Term, Landlord may deliver to Tenant a notice as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

3.2 Outside Existing Premises Possession Date—Base Rent Abatement Remedy or Termination Remedy.

3.2.1 Existing Premises Outside Delivery Date. Landlord shall use commercially reasonable efforts to cause the Existing Premises Possession Date to occur on or before July 21, 2024 (the “Existing Outside Delivery Date”) (as the same may be extended as provided in this Section 3.2, below). The Existing Outside Delivery Date shall be extended one day for each day of delay or delays caused by events of Force Majeure (provided, that any such Force Majeure delays shall not extend any such date by more than one hundred fifty (150) days), Tenant Delays, or Tenant’s failure to decommission (in accordance with the terms of the Lease) and turn over the Existing Premises to Landlord within thirty (30) days following the Substantial Completion of the Second Expansion Premises Improvements.

3.2.2 Existing Premises Base Rent Abatement Remedy. If Landlord does not cause the Existing Premises Possession Date to occur by the Existing Outside Delivery Date, then Tenant shall receive an abatement of Base Rent for the Existing Premises commencing on the Existing Premises Recommencement Date and continuing thereafter as follows: (i) Tenant shall receive one day of abatement for each of the first sixty (60) days of the “Existing Delayed Delivery Period” (defined below), and (ii) in the event the Existing Delayed Delivery Period exceeds sixty (60) days, Tenant shall receive two (2) days of abatement for each day of the Existing Delayed Delivery Period which is beyond sixty (60) days. For purposes of this Third Amendment, “Existing Delayed Delivery Period” shall mean each day after the Existing Outside Delivery Date that occurs until the Existing Premises Possession Date occurs (after deducting the number of days of Tenant Delays, delays arising from events of Force Majeure (provided, that any such Force Majeure delays shall not extend any such date by more than one hundred fifty (150) days), or delays in Tenant decommissioning (in accordance with the terms of the Lease) and turning over the Existing Premises to Landlord beyond thirty (30) days following the Substantial Completion of the Second Expansion Premises Improvements, if any) (“Existing Base Rent Abatement Remedy”). Tenant shall be entitled to receive the Existing Base Rent Abatement Remedy commencing following the expiration of the Base Rent Abatement Period and continuing until the amount of such Existing Base Rent Abatement Remedy has been exhausted in full.

3.2.3 Existing Premises Termination Remedy. If Landlord does not cause the Existing Premises Possession Date to occur on or before the date that is one hundred eighty (180) following the Existing Outside Delivery Date (such date, the “Existing Termination Outside Date”), then the sole remedy of Tenant for such failure shall be the one-time right (the “Existing Termination Right”) to terminate the Lease upon written notice to Landlord (the “Existing Termination Notice”), which Existing Termination Notice shall be delivered within ten (10) days following the Existing Termination Outside Date and prior to the Existing Premises Possession Date, and which Existing Termination Notice shall set forth the date (the “Existing Termination Date”) of termination of the Lease (which shall not be less than one (1) month nor more than six (6) months following the date of delivery of the Existing Termination Notice). In no event may Tenant exercise the Existing Termination Right if, at the time Tenant delivers the Existing Termination Notice to Landlord, Tenant is in default under the Lease (beyond the applicable notice and cure periods). In the event that this Lease is terminated pursuant to the terms of this Section 3.2.3, the Lease shall automatically terminate and be of no further force or effect, and Landlord and Tenant shall each be relieved of their respective obligations under the Lease as of the Existing Termination Date, with the same force and effect as if the Lease were scheduled to expire in accordance with its terms as of such Existing Termination Date, subject to the provisions of the Lease which expressly survive the expiration or earlier termination of the Lease and Tenant shall remain liable with respect to the period prior to the Existing Termination Date for the performance of all of its obligations under the Lease and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease. Landlord shall have no liability whatsoever to Tenant relating to or arising from Landlord’s inability or failure to deliver, or Landlord’s delay in delivering, the Existing Premises to Tenant, provided that the foregoing shall not modify the express terms of this Section 3.2 above. In the event that Tenant shall terminate the Lease pursuant to the terms of this Section 3.2.3, Tenant shall have no right to the Existing Base Rent Abatement Remedy that Tenant would otherwise have been entitled to pursuant to the terms of Section 3.2.2, above, nor shall Tenant be entitled to any payment or alternative compensation in lieu thereof.

4. Base Rent.

4.1 Existing Premises.

4.1.1 Prior to Second Expansion Premises Commencement Date. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to March 1, 2023, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on March 1, 2023, and continuing until the Second Expansion Premises Commencement Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Existing Premises in the amount of $120,494.00 per month, and otherwise in accordance with the terms of the Lease.

4.1.2 From Second Expansion Commencement Date Until Existing Premises Recommencement Date. Notwithstanding anything to the contrary in the Lease as hereby amended, during the period commencing on the Second Expansion Premises Commencement Date until the Existing Premises Recommencement Date (i.e., during the period when Landlord is constructing the Existing Premises Improvements), Tenant shall have no obligation to pay Base Rent for the Existing Premises.

4.2 Second Expansion Premises and Existing Premises (Following Existing Premises Recommencement Date). Commencing on the Second Expansion Premises Commencement Date and continuing until the Existing Premises Recommencement Date, Tenant shall pay to Landlord monthly installments of Base Rent for the Second Expansion Premises as set forth below, and otherwise in accordance with the terms of the Lease. Commencing on the Existing Premises Recommencement Date and continuing throughout the Second Expansion Term, Tenant shall pay to Landlord monthly installments of Base Rent for the entirety of the Premises (i.e., the Existing Premises and Second Expansion Premises) as set forth below, and otherwise in accordance with the terms of the Lease. On or before the date which is one (1) month following the Effective Date, Tenant shall pay to Landlord the Base Rent payable for the Second Expansion Premises for the first full month of the Second Expansion Term.

Second Expansion Year	Annualized Base Rent*		Monthly Installment of Base Rent*		Monthly Rental Rate per Rentable Square Foot*
1-a	$2,007,003.60	*	$167,250.30	*	$7.30
1-b	$3,926,144.40	◇	$327,178.70	◇	$7.30
2	$4,063,559.40		$338,629.95		$7.56
3	$4,205,784.00		$350,482.00		$7.82
4	$4,352,986.44		$362,748.87		$8.09
5	$4,505,340.96		$375,445.08		$8.38
6	$4,663,027.92		$388,585.66		$8.67
7	$4,826,233.92		$402,186.16		$8.97
8	$4,995,152.16		$416,262.68		$9.29
9 (Until the New Expiration Date)	$5,169,982.44		$430,831.87		$9.61

*

The Monthly Installment of Base Rent amount for the portion of the first (1st) Second Expansion Year occurring prior to the Existing Premises Recommencement Date (as denoted “1-a”; the portion of the first (1st) Lease Year occurring prior to the Existing Premises Recommencement Date) was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Second Expansion Premises. The Monthly Installment of Base Rent amount for the portion of the first (1st) Second Expansion Year occurring following the Existing Premises Recommencement Date (as denoted “1-b”; the portion of the first (1st) Lease Year occurring following the Existing Premises Recommencement Date) was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the entirety of the Premises (i.e., the Existing Premises and Second Expansion Premises); provided, however, in the event the Existing Premises Recommencement Date does not occur during the first (1st) Second Expansion Year (i.e., it occurs during the second (2nd) Second Expansion Year), the above-referenced schedule shall be adjusted accordingly.

The Annualized Base Rent amounts were calculated by multiplying the corresponding Monthly Installment of Base Rent amounts by twelve (12). In all subsequent Base Rent payment periods during the Second Expansion Term commencing on the first (1st) day of the second (2nd) Second Expansion Year, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of three and one-half percent (3.5%).

◇

Subject to the terms set forth in Section 4.3 below, the Base Rent attributable to entirety of the Premises for the four (4)-month period commencing on the first (1st) day of the first (1st) full calendar month following the Existing Premises Recommencement Date and ending on the last day of the fourth (4th) full calendar month following the Existing Premises Recommencement Date shall be abated.

4.3 Base Rent Abatement. Provided that Tenant is not then in default of the Lease (as hereby amended), then during the initial four (4) full calendar months of the following the Existing Premises Recommencement Date (the “Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the “Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals One Million Three Hundred Eight Thousand Seven Hundred Fourteen and 80/100 Dollars ($1,308,714.80) (i.e., $327,178.70 per month). Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Third Amendment, and for agreeing to pay the Rent and perform the terms and conditions otherwise required under the Lease (as hereby amended). If Tenant shall be in default under the Lease (as hereby amended) and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease (as hereby amended), or if the Lease (as hereby amended) shall terminate other than as a result of a default by Landlord or a casualty or condemnation event, then the dollar amount of the unapplied portion of the Base Rent Abatement as of such default or termination, as applicable, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Second Expansion Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

5. Tenant’s Share of Direct Expenses.

5.1 Existing Premises. Notwithstanding anything to the contrary in the Lease as hereby amended, prior to the Effective Date and continuing until the Second Expansion Premises Commencement Date, Tenant shall continue to pay Tenant’s Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of the Lease. During the period commencing on the Second Expansion Premises Commencement Date until the Existing Premises Recommencement Date (i.e., during the period when Landlord is constructing the Existing Premises Improvements), Tenant shall have no obligation to pay Tenant’s Share of Direct Expenses in connection with the Existing Premises. Recommencing on the Existing Premises Recommencement Date and continuing throughout the Second Expansion Term, Tenant shall pay to Landlord Tenant’s Share of Direct Expenses in connection with the Existing Premises in accordance with the terms of the Lease, as hereby amended, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Existing Premises, Tenant’s Share shall equal 48.88%.

5.2 Second Expansion Premises. Commencing on the Second Expansion Premises Commencement Date and continuing throughout the Second Expansion Term, Tenant shall pay Tenant’s Share of Direct Expenses in connection with the Second Expansion Premises in accordance with the terms of the Lease, provided that with respect to the calculation of Tenant’s Share of Direct Expenses in connection with the Second Expansion Premises, Tenant’s Share shall equal 51.12%.

5.3 Amenity Space. Tenant hereby acknowledges that if and when constructed, the Project may include certain amenity space (the “Amenity Space”) serving the tenants of the Project, which Amenity Space will not be deemed a part of the Common Areas (but will at all times be deemed a part of the Project), provided that so long as the costs related to the Amenity Space are included in Operating Expenses and Tax Expenses, the services and amenities provided in the Amenity Space shall be available for use by Tenant. The Direct Expenses under the Lease shall include any and all Direct Expenses incurred in connection with the Amenity Space (subject to the categorical exclusions in Section 4.2.4 of the Original Lease), including rent or imputed rent for the Amenity Space after the same is completed and in operation (provided that rent or imputed rent for the Amenity Space shall not be included at a rate that exceeds the Base Rent per rentable square foot payable by Tenant for the Premises in any Expense Year). Notwithstanding the foregoing, costs and expenses relating to the Amenity Space in any Expense Year shall be allocated to the Building based on the rentable square footage of the Building as a share of the total rentable square footage for the Project. Accordingly, if the total rentable square footage of the Project is increased, then the allocation of the Amenity Space to the Direct Expenses for the Building shall be appropriately reduced.

6. Condition of Premises. Except as specifically set forth herein, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Second Expansion Premises, and Tenant shall accept the Second Expansion Premises in its presently existing, “as-is” condition. In addition, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Existing Premises, and Tenant shall continue to accept the Existing Premises in its presently existing, “as-is” condition. Notwithstanding the foregoing, Landlord shall construct the improvements in the Existing Premises and Second Expansion Premises pursuant to the terms of the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”). Landlord shall deliver the Second Expansion Premises to Tenant in good, vacant, broom clean condition with the roof (and roof membrane) water-tight and shall cause the Building Systems (as that term is defined in Section 7.3 of the Original Lease) serving the Second Expansion Premises to be in good operating condition and repair (all of the foregoing, the “Delivery Condition”) on or before the Second Expansion Commencement Date. Further, Landlord shall redeliver the Existing Premises to Tenant on or before the Existing Premises Recommencement=Date. Notwithstanding anything in the Lease to the contrary, in connection with the foregoing Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an Operating Expense), repair or replace any failed or inoperable portion of the such Building Systems serving the Second Expansion Premises (or the Existing Premises, as the case may be) during the first twelve (12) months of the Second Expansion Term (or, for the Existing Premises, the first twelve (12) months after the Existing Premises Recommencement Date) (“Warranty Period”), provided that the need to repair or replace was not caused by the misuse, misconduct, damage, destruction, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, “Tenant Damage”), or by any modifications, Alterations or improvements constructed by or on behalf of Tenant (except for the Tenant Improvements).

Landlord shall coordinate such work with Tenant and shall utilize commercially reasonable efforts to perform the same in a manner designed to minimize interference with Tenant’s use of the Premises. To the extent repairs which Landlord is required to make pursuant to this Section 6 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair.

7. Option Term.

7.1 Option Right. Landlord hereby grants the Tenant originally named in this Third Amendment (the “Original Tenant”), and any assignee of Original Tenant’s entire interest in the Lease in accordance with the terms of Section 14.8 of the Original Lease (a “Permitted Assignee”), one (1) option to extend the Lease Term for a period of eight (8) years (the “Option Term”). Such option to extend shall be exercisable only by written notice (the “Option Exercise Notice”) delivered by Tenant to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the Second Expansion Term, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the Option Term. Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in monetary or material non-monetary default under the Lease (beyond the applicable notice and cure periods) and has not previously been in monetary or material non-monetary default under the Lease (beyond the applicable notice and cure periods) more than once, and as of the end of the Second Expansion Term, Tenant is not in default under the Lease, the Lease Term shall be extended for a period of eight (8) years. The rights contained in this Section 7.1 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1 of the Original Lease, of Tenant’s interest in the Lease). In the event that Tenant fails to timely and appropriately exercise its initial option to extend the Lease Term in accordance with the terms of this Section 7.1, then such option shall automatically terminate and shall be of no further force or effect.

7.2 Option Rent. The annual Rent payable by Tenant during the Option Term (the “Option Rent”) shall be equal to the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the Option Term, and such Option Rent shall increase three and one-half percent (3.5%) annually on each anniversary of the commencement of the Option Term. The “Fair Rental Value,” as used in the Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, with a comparable level of improvements (excluding any property that Tenant would be allowed to remove from the Premises at the termination of the Lease), for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 7.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office/lab user other than Tenant; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term, or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space and (ii) any construction period, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces.

The Concessions shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant. Notwithstanding any provision to the contrary contained in the Lease, the term “Comparable Buildings” shall be revised to mean the Building and those other life sciences buildings which are comparable to the Building in terms of age (based upon the date of completion of construction or major renovation of to the building), quality of construction, level of services and amenities, size and appearance, and are located in South San Francisco, California and the surrounding commercial area.

7.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the date that is thirty (30) days following Landlord’s receipt of the Option Exercise Notice. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), then Tenant shall have the right to withdraw its exercise of the option by delivering written notice thereof to Landlord within five (5) days thereafter, in which event Tenant’s right to extend the Lease pursuant to this Section 7 shall be of no further force or effect. If Tenant does not withdraw its exercise of the extension option, then each party shall thereafter make a separate determination of the Option Rent, within five (5) business days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 7.3.1 through 7.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have rejected Landlord’s determination of the Option Rent, and the matter shall be submitted to arbitration in accordance with the terms hereof.

7.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be a real estate appraiser who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of other class A life sciences buildings located in the South San Francisco market area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 7.2, above, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

7.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

7.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

7.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

7.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint such Advocate Arbitrator subject to the criteria in Section 7.3.1 of this Third Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

7.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Mateo County to appoint the Neutral Arbitrator, subject to criteria in Section 7.3.1 of this Third Amendment, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

7.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

8. Early Termination Right. In the event that (a) Landlord and Tenant fully execute and deliver a new lease agreement (the “New Lease”) for other space in the Project or (b) an affiliate of Landlord and Tenant fully execute and deliver a New Lease for other space in a project owned by such affiliate of Landlord, in either event, during the Lease Term which New Lease satisfies the following conditions: (i) a term for such New Lease which extends beyond the New Expiration Date, and (ii) the premises under such New Lease contains no less than 60,000 rentable square feet of space, and provided that Tenant is not then in default of the Lease beyond the applicable notice and cure periods, then Tenant shall have the right to terminate the Lease without the payment of any penalty or termination fee upon not less than thirty (30) days’ prior written notice to Landlord (the “Tenant Termination Notice”). Such Tenant Termination Notice shall set forth the termination date of the Lease (the “Tenant Early Termination Date”). To the extent Tenant exercises its right to terminate the Lease, pursuant to the terms of this Section 8, then the Lease shall terminate effective as of the Tenant Early Termination Date with the same force and effect as if the Lease were scheduled to expire in accordance with its terms as of such Tenant Early Termination Date, subject to the provisions of the Lease which expressly survive the expiration or earlier termination of the Lease.

9. Letter of Credit.

9.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, within seven (7) business days following the Effective Date, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount of Eight Hundred Sixty-One Thousand Six Hundred Sixty-Three and 74/100 Dollars ($861,663.74) (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local San Francisco Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Lessor) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto)) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be substantially in the form of Exhibit C, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Third Amendment and continuing until the date (the “L-C Expiration Date”) that is no less than sixty (60) days after the expiration of the Lease Term as the same may be extended, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of the Lease, and has not been paid within applicable notice and cure periods (or, if Landlord is prevented by law from providing notice, within the period for payment set forth in the Lease), or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code that is not dismissed within thirty (30) days, or (D) the Lease has been rejected, or is deemed rejected, under Section 365 of the U.S. Bankruptcy Code, following the filing of a voluntary petition by Tenant under the Bankruptcy Code, or the filing of an involuntary petition against Tenant under the Bankruptcy Code, or (E) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, and Tenant has not provided a replacement L-C that satisfies the requirements of the Lease at least thirty (30) days prior to such expiration, or (F) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (G) Tenant executes an assignment for the benefit of creditors, or (H) if (1) any of the Bank’s (other than Silicon Valley Bank) Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Section 9 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 9.1 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in the Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C.

In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 9, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 9. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 9.1, then, notwithstanding anything in the Lease to the contrary, Landlord shall have the right to declare Tenant in default of the Lease for which there shall be no further notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all Tenant’s and Bank’s costs incurred with the review of any replacement L-C, which replacement is required pursuant to this Section or is otherwise requested by Tenant. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the actual and reasonable attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within thirty (30) days of billing.

9.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Third Amendment in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant (except in connection with an L-C Draw Event under Section 9.1(H) above), draw upon the L-C, in part or in whole, in the amount necessary to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any Applicable Law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

9.3 Maintenance of L-C by Tenant. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 9. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 7 of this Third Amendment then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as thirty (30) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Section 9, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Section 9, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under the Lease. In the event Landlord elects to exercise its rights as provided above, (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by, or on behalf of, Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under the Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

If Landlord draws on the L-C due to Tenant’s failure to timely renew or provide a replacement L-C, such failure shall not be considered a default under the Lease and Landlord shall return such cash proceeds upon Tenant’s presentation of a replacement L-C that satisfies the requirements of the Lease, subject to reasonable satisfaction of any preference risk to Landlord.

9.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time without first obtaining Tenant’s consent thereto, transfer its interest in and to the L-C to another party, person or entity, if the same is in connection with the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in under the Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith; provided that, Landlord shall have the right (in its sole discretion), but not the obligation, to pay such fees on behalf of Tenant, in which case Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of an invoice from Landlord therefor.

9.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds there of be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statute, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 9 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease, including any damages Landlord suffers following termination of the Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of the Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C.

No condition or term of the Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

9.6 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of the Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. In the event Tenant shall be entitled to a refund as aforesaid and Landlord shall fail to make such payment within ten (10) business days after demand, Tenant shall have the right to deduct the amount thereof from the next installment(s) of Base Rent.

9.7 Return of L-C. Following the L-C Expiration Date, Landlord shall reasonably cooperate with Tenant to terminate the L-C, including delivering such documents as reasonably required by the L-C Bank to permit such termination and rescission of the L-C.

10. Signage. At Tenant’s cost, Tenant may install customary suite and directory signage for the Second Expansion Premises. Notwithstanding anything to the contrary contained in Article 23 of the Lease, Tenant shall have the non-exclusive right to Building-top signage depicting its name and/or logo in a location determined by Landlord in its sole discretion, and otherwise in accordance with the Underlying Documents for the Project and otherwise in accordance with Applicable Law (the “Building-Top Signage”), which Building-Top Signage shall be included in the definition of Tenant Signage for all purposes under the Lease. In connection with the foregoing, all references in Article 23 of the Original Lease to “Tenant’s Signage” are hereby modified to “Tenant Signage.”

11. Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Third Amendment other than CBRE, Inc. (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Third Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party. The terms of this Section 11 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.

12. Parking. Effective as of the Second Expansion Commencement Date the parking pass ratio set forth in Section 9 of the Summary of the Lease shall also apply to the Second Expansion Premises.

13. Statutory Disclosure and Related Terms. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Second Expansion Premises have not undergone inspection by a Certified Access Specialist (CASp).

14. No Further Modification. Except as set forth in this Third Amendment, all of the terms and provisions of the Lease shall apply with respect to the Second Expansion Premises and shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Third Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

PG III 250 EAST GRAND, LLC, a Delaware limited liability partnership		SEPTERNA, INC., a Delaware corporation

By:	/s/ Scott R. Bohn	By:	/s/ Jeffrey Finer
Name: Scott R. Bohn Its: Executive Vice President		Name: Jeffrey Finer Its: CEO

FOURTH AMENDMENT TO LEASE

This FOURTH AMENDMENT TO LEASE (“Fourth Amendment”) is made and entered into as of December 12, 2023, by and between PG III 250 EAST GRAND LLC, a Delaware limited liability company (“Landlord”), and SEPTERNA, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A. Landlord and Tenant are parties to that certain Lease dated April 20, 2021, as amended by that certain First Amendment to Lease dated September 14,2022, as further amended by that certain Second Amendment to Lease dated September 23,2022, and as further amended by that certain Third Amendment to Lease dated December 22, 2022 (the “Third Amendment”) (collectively, the “Lease”), pursuant to which Tenant leases approximately 44,819 rentable square feet commonly known as Suites 35, 65, and 200 in that certain office building located at 250 East Grand Avenue, South San Francisco, California (the “Premises”)

B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Fourth Amendment.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Terms. All capitalized terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Fourth Amendment.

2. Second Expansion Premises Commencement Date. The parties agree and acknowledge that the Second Expansion Premises Commencement Date occurred on November 21, 2023. Rent with respect to the Second Expansion Premises commenced on the Second Expansion Premises Commencement Date in the amount of $167,250.30 per month and shall be prorated for the month of November 2023.

3. Existing Premises Recommencement Date. Landlord and Tenant acknowledge and agree that the Existing Premises Recommencement Date is defined in Section 3.1 of the Third Amendment.

4. New Expiration Date. Landlord and Tenant acknowledge and agree that the New Expiration Date is defined in Section 3.1 of the Third Amendment.

5. Additional Allowance. Pursuant to the terms of Section 2 of the Tenant Work Letter attached to the Third Amendment as Exhibit B (the “Work Letter”), Tenant was entitled to an Additional Allowance of $2,240,950.00. Notwithstanding any provision to the contrary contained in the Lease, Landlord and Tenant hereby acknowledge and agree that Tenant has requested to use the entire amount of the Additional Allowance (i.e. $2,240,950.00).

6. Additional Monthly Base Rent. As a result of Tenant’s use of the Requested Additional Allowance, Tenant is required to pay Additional Monthly Base Rent. Notwithstanding the formula provided in Section 2 of the Work Letter, Landlord and Tenant agree that the Additional Monthly Base SEPTERNA, INC. Rent shall be equal to $32,820.65 per month (as more particularly described in Exhibit A attached hereto), which shall be paid on or before the first (1st) day of each month commencing as of the month following the Existing Premises Recommencement Date, and continuing through the New Expiration Date. In the event Tenant does not actually utilize the entirety of the Additional Allowance, Landlord will determine the final Additional Monthly Base Rent based on the actual utilization of the Additional Allowance, and the parties will enter into an amendment to the Lease documenting this final amount and Tenant’s obligation to pay the same.

7. No Further Modification. Except as specifically set forth in this Fourth Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

8. Counterparts. This Fourth Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, the parties agree that this Fourth Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that the electronic signatures appearing on this Fourth Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:		TENANT:

PG III 250 East Grand, LLC, a Delaware limited liability partnership		SEPTERNA, INC., a Delaware corporation

By:	/s/ Scott R. Bohn	By:	/s/ Jeffrey Finer
Name: Scott R. Bohn Its: Executive Vice President		Name: Jeffrey Finer Its: CEO

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